NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. TO ACQUIRE INSURANCE AGENCY

WARSAW, N.Y., May 28, 2014 – Financial Institutions, Inc. (Nasdaq: FISI), the parent company of Five Star Bank, today announced that it has entered into a definitive agreement to acquire Scott Danahy Naylon Co., Inc. (“SDN”), a full service insurance agency located in Amherst, NY, a suburb of Buffalo. SDN provides a broad range of insurance services to both personal and business clients. Upon closing of the acquisition, SDN will operate as a subsidiary of Financial Institutions, Inc. and an affiliate of Five Star Bank.

“The acquisition of an insurance agency of this quality and magnitude is a strategically important first step to diversify our revenue base by increasing noninterest income. It also provides a scalable platform to support our future growth in insurance sales and meets our internal rate of return standards to add value for our shareholders,” stated Martin K. Birmingham, president and chief executive officer of Five Star Bank.

“We are extremely excited to be joining the Five Star family,” said William H. Scott, Jr., president and Glenn W. Quackenbush, managing partner at SDN. “Combining resources with Five Star Bank enhances our ability to meet the needs of our clients by providing them access to a wide array of banking services. Working closely with our associates at Five Star Bank will allow us to add our risk management expertise and insurance products to their broad array of retail and commercial products,” continued Scott and Quackenbush.

SDN was founded in 1923 and serves over 6,000 clients in 44 states. SDN occupies a 16,000 square foot facility with 30 employees in Amherst, NY. The transaction is subject to the customary closing and licensing conditions and is expected to close early in the third quarter of 2014.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiary, Five Star Bank. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Financial Institutions, Inc. and its subsidiary employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, breaches of its third party information systems, the attitudes and preferences of its customers, its ability to successfully integrate and profitably operate acquired businesses, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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CONTACT:	Financial Institutions, Inc.
Investors:

Kevin B. Klotzbach
Executive Vice President, Chief Financial Officer & Treasurer
(585) 786-1130
KBKlotzbach@five-starbank.com

News Media:

Charles J. Guarino
Senior Vice President, Director of Marketing
(585) 627-1464
CJGuarino@five-starbank.com

or
Mike McDougall
APR, McDougall Communications
(585) 789-1623
mike@mcdougallpr.com